Exhibit 99.1

CHENIERE ENERGY INC. NEWS RELEASE

CONTACT: David E. Castaneda

INVESTOR & MEDIA RELATIONS

1-888-948-2036

E-mail: LNG@MDCGroup.com

Cheniere Energy Presents at Pritchard Conference

HOUSTON – January 7, 2004 – Cheniere Energy, Inc. (AMEX: LNG) announced that its chairman, Charif Souki, will make a presentation today about the company at the Pritchard Capital Partners Conference, Energize 2004: New Concepts in Natural Gas, Oil and Power, held at The Omni San Francisco Hotel.

Cheniere Energy, Inc. is a Houston-based developer of LNG receiving terminals and a Gulf of Mexico E&P company. Cheniere is a 30% limited partner in Freeport LNG Development, L.P., which is developing an LNG receiving terminal in Freeport, Texas. Cheniere is also developing the two additional Gulf Coast LNG receiving terminals in Sabine Pass, LA and Corpus Christi, TX. Cheniere conducts exploration for oil and gas in the Gulf of Mexico using a regional database of 7,000 square miles of PSTM 3D seismic data. Cheniere owns 9% of Gryphon Exploration Company, of which Warburg, Pincus Equity Partners, L.P. owns 91% after an investment of $85,000,000. Gryphon conducts exploration in the Gulf of Mexico using a regional database of 20,000 square miles of PSTM 3D seismic data.

Additional information about Cheniere Energy, Inc., including the materials being presented at the conference, may be found on its website at www.cheniere.com, by contacting the company’s investor and media relations department toll-free at (888) 948-2036 or by writing to: LNG@MDCGroup.com.